As filed with the Securities and Exchange Commission on February 15, 2019

Registration No. 333-224623

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ZYMEWORKS INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (Province or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	47-2569713 (I.R.S. Employer Identification No.)

Suite 540 – 1385 West 8th Avenue
Vancouver, British Columbia
Canada V6H 3V9
(604) 678-1388
(Address and telephone number of Registrant’s principal executive offices)

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801
(302) 658-7581
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Riccardo A. Leofanti, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street, Suite 1750, P.O. Box 258 Toronto, Ontario, Canada M5K 1J5 (416) 777-4700	Joseph A. Garcia, Esq. Jamie Kariya, Esq. Blake, Cassels & Graydon LLP 595 Burrard Street, Suite 2600 Vancouver, British Columbia, Canada V7X 1L3 (604) 631-3300

Approximate date of commencement of proposed sale to the public: Not applicable.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.   ☒  upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.   ☐   at some future date (check the appropriate box below):

1.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.
☐   pursuant to Rule 467(b) on (     ) at (     ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (   ).

3.
☐   pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☐

DEREGISTRATION OF SECURITIES

The Registrant filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-10 (Registration No. 333-224623) (as amended, the “Registration Statement”), for the sale from time to time of securities including common shares, preferred shares, debt securities, warrants to purchase debt securities, warrants to purchase equity securities, subscription receipts and units (collectively, the “Securities”).

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the Securities formerly issuable and registered under the Registration Statement and not otherwise sold by the Registrant as of the date that this Post-Effective Amendment No. 1 is filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment  No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, British Columbia on February 15, 2019.

ZYMEWORKS INC.

By:	/s/ Ali Tehrani
Name:	Ali Tehrani
Title:	President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment  No. 1 to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on February 15, 2019.

Signature	Title

/s/ Ali Tehrani	Ali Tehrani
Director, President and Chief Executive Officer
(Principal Executive Officer)

/s/ Neil Klompas	Neil Klompas
Chief Financial Officer
(Principal Financial and Accounting Officer)

*	Nick Bedford
Director, Chair of the Board of Directors

*	Kenneth Hillan
Director

*	Hollings Renton
Director

*	Natalie Sacks
Director

*	Lota Zoth
Director

* By:	/s/ Neil Klompas
Neil Klompas
Attorney-in-fact

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Post-Effective Amendment  No. 1 to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on February 15, 2019.

ZYMEWORKS BIOPHARMACEUTICALS INC.
(Authorized Representative in the United States)

By:	/s/ Ali Tehrani
	Name:	Ali Tehrani
	Title:	President